Exhibit 99.01

Strayer Education, Inc. Reports Record Third Quarter 2009 Revenues and Earnings; and Record Fall Term 2009 Enrollments

-- Strayer Third Quarter Revenues Up 31% --

-- Strayer Third Quarter Diluted EPS $1.21, Up 46% --

-- Strayer Fall 2009 Total Enrollments Up 22% / New Students up 20% --

-- Strayer Approved in Arkansas, Louisiana, Mississippi and Texas --

-- Strayer to Open 13 New Campuses in 2010 --

-- Strayer Increasing Annual Dividend from $2.00 to $3.00 --

-- Share Repurchase Authorization Increased to $100 Million --

ARLINGTON, Va.--(BUSINESS WIRE)--October 29, 2009--Strayer Education, Inc. (Nasdaq:STRA) today announced financial results for the three months ended September 30, 2009. Financial highlights are as follows:

Three Months Ended September 30

  Revenues for the three months ended September 30, 2009 increased 31% to $114.4 million, compared to $87.0 million for the same period in 2008, due to increased enrollment and a 5% tuition increase which commenced in January 2009.
  Income from operations was $27.3 million compared to $18.3 million for the same period in 2008, an increase of 49%. Operating income margin was 23.8% compared to 21.0% for the same period in 2008.
  Net income was $16.7 million compared to $11.8 million for the same period in 2008, an increase of 42%. Diluted earnings per share was $1.21 compared to $0.83 for the same period in 2008, an increase of 46%. Diluted weighted average shares outstanding decreased to 13,780,000 from 14,240,000 for the same period in 2008.

Nine Months Ended September 30

  Revenues for the nine months ended September 30, 2009 increased 29% to $364.8 million, compared to $282.0 million for the same period in 2008, due to increased enrollment and a 5% tuition increase which commenced in January 2009.
  Income from operations was $120.0 million compared to $87.4 million for the same period in 2008, an increase of 37%. Operating income margin was 32.9% compared to 31.0% for the same period in 2008.
  Net income was $73.2 million compared to $56.6 million for the same period in 2008, an increase of 29%. Diluted earnings per share was $5.29 compared to $3.97 for the same period in 2008, an increase of 33%. Diluted weighted average shares outstanding decreased to 13,850,000 from 14,275,000 for the same period in 2008.

“We are pleased with our solid financial results for the third quarter and our strong student enrollment for the fall term,” said Robert S. Silberman, Chairman and CEO of Strayer Education, Inc. “We look forward to opening 13 new campuses in 2010. For the 2010 winter term, we will add three new Strayer markets with new campuses in New Brunswick and Lawrenceville, New Jersey and Little Rock, Arkansas.”

Balance Sheet and Cash Flow

At September 30, 2009, the Company had cash, cash equivalents and marketable securities of $93.4 million and no debt. The Company generated $89.8 million from operating activities in the first nine months of 2009 compared to $63.0 million during the same period in 2008. Capital expenditures were $22.1 million for the nine months ended September 30, 2009 compared to $15.3 million for the same period in 2008.

During the three months ended September 30, 2009, the Company invested $5.0 million to repurchase 24,528 shares of stock at an average price of $202.13 as part of a previously announced stock repurchase authorization. During the nine months ended September 30, 2009, the Company had invested $70.1 million for share repurchases. During the nine months ended September 30, 2009, the Company paid regular, quarterly dividends of $21.1 million ($0.50 per share for each quarterly dividend).

For the third quarter 2009, bad debt expense as a percentage of revenues was 4.5% compared to 3.7% for the same period in 2008. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 15 days at the end of the third quarter of 2009, compared to 13 days at the end of the third quarter of 2008.

Student Enrollment

Enrollment at Strayer University for the 2009 fall term increased 22% to 54,317 students compared to 44,564 students for the same term in 2008. Across the Strayer University campus and online system, continuing student enrollments increased 23%, while new student enrollments increased 20%. Global online students increased 43%. Students taking 100% of their classes online (including campus based students) increased 21%. The total number of students taking at least one class online increased 22% to 39,128.

Student Enrollment
	Fall 2008	Fall 2009	% Change
Campus Based Students:
New Campuses (28 in operation 3 years or less)
Classroom Students	1,487	3,714	150%
Online Students	2,809	4,676	66%
Total New Campus Based Students	4,296	8,390	95%
Mature Campuses (43 in operation more than 3 years)
Classroom Students	15,795	17,622	12%
Online Students	20,435	22,549	10%
Total Mature Campus Based Students	36,230	40,171	11%
Total Campus Based Students	40,526	48,561	20%
Global Online Students	4,038	5,756	43%
Total University Enrollment	44,564	54,317	22%

Total Students Taking 100% of Courses Online	27,282	32,981	21%
Total Students Taking at Least 1 Course Online	32,204	39,128	22%

New State Approvals

The Company announced today that Strayer University has received approval to operate in the states of Arkansas, Louisiana, Mississippi and Texas.

New Campus Openings

The Company announced today that Strayer University intends to open 13 new campuses in 2010. The first three campuses, which will be located in Lawrenceville and New Brunswick, New Jersey and in Little Rock, Arkansas, will open for the winter term 2010 start of classes.

2009 Business Outlook

Based on the strong enrollment growth announced for the 2009 fall term and the planned investments in opening new campuses, the Company estimates fourth quarter 2009 diluted earnings per share will be in the range of $2.28 to $2.30. Based on its fourth quarter 2009 estimates, the Company expects its full year 2009 diluted earnings per share will be in the range of $7.56 to $7.58.

2010 Business Model

The Company announced today that Strayer University is implementing a 5% tuition increase effective January 2010. The Company also announced today that Strayer University intends to open 13 new campuses in 2010. Taking into account this accelerated investment plan for 2010, and assuming a 20% increase in annual student enrollment at Strayer University in 2010, the Company would then expect a 24-25% increase in revenue, roughly stable operating margins, and diluted earnings per share in the $9.30 to $9.50 range for 2010. Included in this range is the Company’s estimate of approximately $0.52 per share after tax stock-based compensation expense and an effective tax rate of 39.5%.

Quarterly Common Stock Cash Dividends

The Company also announced today that its Board of Directors is increasing the Company’s annual dividend to $3.00 per share from $2.00 per share. This annual dividend will be paid quarterly in the amount of $0.75 per share. Accordingly, the Company’s Board of Directors has declared that the Company will pay a dividend of $0.75 per share on December 10, 2009 to shareholders of record as of November 24, 2009.

Share Repurchase Plan

The Company announced today that the Company's Board of Directors amended the share repurchase program to authorize the repurchase of up to $100 million in value of the Company's common stock over the next 14 months. The Company intends to conduct such purchases, if any, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This share repurchase program may be modified, suspended or terminated at any time by the Company without notice.

Shares and Options Outstanding

At September 30, 2009, the Company had 14,008,796 common shares issued and outstanding, and 106,667 stock options outstanding with a weighted average exercise price of $104.81 and a remaining weighted average contractual life of 2.2 years.

Conference Call with Management

Strayer Education, Inc. will host a conference call to discuss its third quarter 2009 earnings at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (888) 523-1227 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888) 203-1112 (pass code 1914628) starting at 1:00 p.m. (ET) today and will be available through Thursday, November 5, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq:STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer’s mission is to make higher education achievable and convenient for working adults in today’s economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health care, and public administration to approximately 54,000 working adult students at 71 campuses in 15 states and Washington, D.C. and worldwide via the Internet. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). The statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, risks associated with the ability of our students to finance their education in a timely manner, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

STRAYER EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2008	2009	2008	2009
Revenues	$86,993	$114,351	$281,995	$364,760
Costs and expenses:
Instruction and educational support	30,548	40,110	95,099	120,127
Marketing and admissions	22,985	27,398	54,809	67,295
General and administration	15,209	19,583	44,671	57,388
Income from operations	18,251	27,260	87,416	119,950
Investment and other income	905	287	3,726	1,153
Income before income taxes	19,156	27,547	91,142	121,103
Provision for income taxes	7,394	10,881	34,536	47,884
Net income	$11,762	$16,666	$56,606	$73,219
Earnings per share:
Basic	$0.84	$1.22	$4.03	$5.33
Diluted	$0.83	$1.21	$3.97	$5.29
Weighted average shares outstanding:
Basic	14,001	13,659	14,035	13,728
Diluted	14,240	13,780	14,275	13,850
Common dividends per share:
Regular	$0.38	$0.50	$1.13	$1.50
Special	--	--	$2.00	--

The table below sets forth the amount of stock-based compensation expense recorded in each of the expense line items.

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2008	2009	2008	2009
Instruction and educational support	$263	$459	$955	$1,315
Marketing and admissions	215	30	652	97
General and administration	2,285	2,351	7,195	6,647
Total stock-based compensation expense	$2,763	$2,840	$8,802	$8,059

STRAYER EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share and per share data)

	December 31,	September 30,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$56,379	$41,036
Marketable securities available for sale, at fair value	50,952	52,347
Tuition receivable, net of allowances for doubtful accounts
of $4,776 and $5,278 at December 31, 2008 and
September 30, 2009, respectively	131,458	157,877
Income taxes receivable	3,534	6,825
Other current assets	7,175	6,633
Total current assets	249,498	264,718
Property and equipment, net	66,304	78,132
Deferred income taxes	7,799	10,216
Restricted cash	500	500
Other assets	462	1,303
Total assets	$324,563	$354,869

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$17,099	$16,532
Accrued expenses	4,567	8,185
Unearned tuition	114,872	142,639
Other current liabilities	281	281
Total current liabilities	136,819	167,637
Long-term liabilities	11,663	11,707
Total liabilities	148,482	179,344
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 20,000,000 shares authorized;
14,089,189 and 14,008,796 shares issued and outstanding
at December 31, 2008 and September 30, 2009, respectively	141	141
Additional paid-in capital	17,185	4,528
Retained earnings	158,834	170,551
Accumulated other comprehensive (loss) income	(79)	305
Total stockholders' equity	176,081	175,525
Total liabilities and stockholders’ equity	$324,563	$354,869

STRAYER EDUCATION, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands)

	For the nine months ended September 30,
	2008	2009
Cash flows from operating activities:
Net income	$56,606	$73,219
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	--	155
Amortization of gain on sale of assets	(211)	(211)
Amortization of deferred rent	(289)	(121)
Gain on sale of marketable securities	(785)	--
Depreciation and amortization	7,720	10,119
Deferred income taxes	(3,558)	(3,082)
Stock-based compensation	8,244	8,059
Changes in assets and liabilities:
Tuition receivable, net	(26,469)	(26,419)
Other current assets	(2,124)	1,070
Other assets	(64)	(841)
Accounts payable	2,244	(569)
Accrued expenses	912	3,618
Income taxes payable/receivable	6,286	(305)
Excess tax benefits from stock-based payment arrangements	(11,498)	(2,986)
Unearned tuition	24,544	27,767
Deferred lease incentives	1,400	376
Net cash provided by operating activities	62,958	89,849
Cash flows from investing activities:
Purchases of property and equipment	(15,332)	(22,100)
Purchases of marketable securities	(50,561)	(874)
Proceeds from the sale of marketable securities	76,785	--
Net cash provided by (used in) investing activities	10,892	(22,974)
Cash flows from financing activities:
Regular common dividends paid	(16,031)	(21,147)
Special common dividends paid	(28,853)	--
Proceeds from exercise of stock options	10,633	6,027
Excess tax benefits from stock-based payment arrangements	11,498	2,986
Repurchase of common stock	(79,267)	(70,084)
Net cash used in financing activities	(102,020)	(82,218)
Net decrease in cash and cash equivalents	(28,170)	(15,343)
Cash and cash equivalents – beginning of period	95,036	56,379
Cash and cash equivalents – end of period	$66,866	$41,036

Non-cash transactions:
Purchases of property and equipment included in accounts payable	$308	$813

CONTACT:
Strayer Education, Inc.
Mark C. Brown, Executive Vice President and
Chief Financial Officer
703-247-2514
or
Sonya Udler, Senior Vice President,
Corporate Communications
703-247-2517
sonya.udler@strayer.edu